Exhibit 1

Equivalent of Directors and Officers of Pale Fire Capital SICAV a.s.

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Pale Fire Capital investicni spolecnost a.s.* Sole member of Board of Directors
Dusan Senkypl* Authorized representative of Pale Fire Capital investicni spolecnost a.s.
Petr Krajicek Authorized representative of Pale Fire Capital investicni spolecnost a.s.	Private investor, entrepreneur	U Floriana 402/11, Kolodeje, 190 16 Praha 9 Czech Republic	Czech Republic
Filip Rezny Supervisory Board member	Financial Controller at Pale Fire Capital SE	U Traktorky 1234/4, Dolni Chabry, 184 00 Praha 8 Czech Republic	Czech Republic
David Holy Supervisory Board member	Private investor, entrepreneur	K Vrbickam 820/34 664 48 Moravany Czech Republic	Czech Republic
Rostislav Moric Supervisory Board member	Interim CFO at Pale Fire Capital SE, CFO at Aukro s.r.o.	Vinohradska 1418/135, Zizkov, 130 00 Praha 3 Czech Republic	Czech Republic

Equivalent of Directors and Officers of Pale Fire Capital investicni spolecnost a.s.

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Jan Barta* Chief Investment Officer
Dusan Senkypl* Member of Board of Directors
Petr Krajicek Member of Board of Directors	Private investor, entrepreneur	U Floriana 402/11, Kolodeje, 190 16 Praha 9 Czech Republic	Czech Republic
Petr Fiman Chief Operating Officer & Chief Financial Officer	Employee at Pale Fire Capital SE	Pod Krocinkou 752/31, Vysocavy, 190 00 Praha 9 Czech Republic	Czech Republic
Filip Rezny Supervisory Board member	Financial Controller at Pale Fire Capital SE	U Traktorky 1234/4, Dolni Chabry, 184 00 Praha 8 Czech Republic	Czech Republic
David Holy Chairman of Supervisory Board	Private investor, entrepreneur	K Vrbickam 820/34 664 48 Moravany Czech Republic	Czech Republic
Rostislav Moric Supervisory Board member	Interim CFO at Pale Fire Capital SE, CFO at Aukro s.r.o.	Vinohradska 1418/135, Zizkov, 130 00 Praha 3 Czech Republic	Czech Republic

Equivalent of Directors and Officers of Pale Fire Capital SE

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Dusan Senkypl* Chairman of Board of Directors
Jan Barta* Chairman of Supervisory Board
Jan Cerny Member of Board of Directors	Private investor, entrepreneur	Mikanova 3260/1, Zabehlice, 106 00 Praha 10 Czech Republic	Czech Republic
Petr Krajicek Member of Board of Directors	Private investor, entrepreneur	U Floriana 402/11, Kolodeje, 190 16 Praha 9 Czech Republic	Czech Republic
David Holy Supervisory Board member	Private investor, entrepreneur	K Vrbickam 820/34 664 48 Moravany Czech Republic	Czech Republic
Jiri Ponrt Supervisory Board member	Entrepreneur	Na Jezove 339 251 66 Mirosovice Czech Republic	Czech Republic

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* Such entity or individual is a Reporting Person and, as such, the information with respect to such entity or individual called for by the Schedule 13D is set forth therein.